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                                                                    Exhibit 23.4


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Convergys Corporation Executive Deferred Compensation Plan of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of Convergys Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Cincinnati, Ohio
July 15, 2002